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                                                                           DRAFT

                                                                      Exhibit 1B

                 SALOMON BROTHERS INSTITUTIONAL SERIES FUNDS INC

                              ARTICLES OF AMENDMENT

                  Salomon Brothers Institutional Series Funds Inc, a Maryland corporation having its principal office in Baltimore city, Maryland (hereinafter called "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: The charter of the Corporation, as heretofore amended, is further amended by redesignating all of the shares of the Corporation's stock previously designated as High Yield Bond Fund shares, whether issued or unissued, to be High Yield Bond Fund Class I shares.

                  SECOND: The foregoing amendments to the charter of the Corporation were approved by a majority of the entire Board of Directors of the Corporation; the charter amendments are limited to changes expressly permitted by Section 2-605 of Title 2 of Subtitle 6 of the Maryland General Corporation Law to be made without action by the stockholders, and the Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.

                  THIRD: The amendment does not change the outstanding capital stock of the Corporation or the aggregate par value thereof.

                  FOURTH: These Articles of Amendment shall become effective as of ____ p.m. on _____________, 1998.

                  IN WITNESS WHEREOF, Salomon Brothers Institutional Series Funds Inc has caused this instrument to be signed in its name and on its behalf by its President, and attested by its Secretary, on the __ day of _____________, 1998.








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                  The undersigned President acknowledges these Articles of
Amendment to be the corporate act of the Corporation and states that, to the best of his or her knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects and that this statement is made under the penalties of perjury.

                                SALOMON BROTHERS INSTITUTIONAL SERIES FUNDS INC.

                                By:

                                   ---------------------------------------------
                                    Heath B. McLendon
                                    President

ATTEST:


------------------------------
Christina T. Sydor
Secretary




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